Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Registration Statement of Boulder Specialty Brands, Inc. on Amendment 5 to Form S-1 of our report dated October 19, 2005 (except for Note 6, for which the date is December 11, 2005) on the financial statements of Boulder Specialty Brands, Inc. appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the reference to us under the headings “Experts” in such Prospectus.

/S/    EHRHARDT KEEFE STEINER & HOTTMAN PC

Ehrhardt Keefe Steiner & Hottman PC

December 11, 2005

Denver, Colorado